As filed with the Securities and Exchange Commission on April 14, 2020

Registration No. 333-237261

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0583166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20271 Goldenrod Lane

Germantown, MD 20876

(480) 659-6404

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Vered Caplan

Chief Executive Officer

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, MD 20876

(480) 659-6404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. 666 Third Avenue New York, NY 10017 Tel: (212) 935-3000	Mark Cohen, Esq. Pearl Cohen Zedek Latzer Baratz LLP 1500 Broadway New York, NY 10036 Tel: (646) 878-0800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filter [ ]	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

 This Pre-Effective Amendment No.  1 (this "Amendment") to the Registration Statement on Form S-3 of Orgenesis Inc. (File No. 333-237261), initially filed on March 18, 2020 (the "Registration Statement"), is being filed as an exhibit-only filing to include updated pro forma financial information for the disposition of Masthercell as of and for the year ended December 31, 2019, filed herewith as Exhibit 99.1.  Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibit 99.1.  The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and financial statement schedules.

(a) Exhibits.

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on April 14, 2020.

ORGENESIS INC.

By:	/s/ Vered Caplan Vered Caplan Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vered Caplan Vered Caplan	Chief Executive Officer and Director (principal executive officer)	April 14, 2020

/s/ Neil Reithinger Neil Reithinger	Chief Financial Officer (principal financial officer and principal accounting officer)	April 14, 2020

* David Sidransky	Director	April 14, 2020

* Guy Yachin	Director	April 14, 2020

* Ashish Nanda	Director	April 14, 2020

* Yaron Adler	Director	April 14, 2020

* Mario Philips	Director	April 14, 2020

*By:	/s/ Neil Reithinger Neil Reithinger Attorney-in-fact	April 14, 2020

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on January 22, 2020)

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Securities Purchase Agreement, dated January 20, 2020, by and among the Company and the Investors (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on January 22, 2020)

10.2	Registration Rights Agreement, dated January 20, 2020, by and among the Company and the Investors (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on January 22, 2020)

23.1*	Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included in the signature page of this registration statement)

99.1

Unaudited pro forma condensed statement of operations for the years ended December 31, 2019 and November 30, 2018 and for the transition month December 2018 and unaudited pro forma condensed balance sheet as of December 31, 2019.

* Previously filed.